UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
June 27, 2006

TEDA TRAVEL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30264	11-3177042
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

Suite 2102 Chinachem Century Tower, 178 Gloucester Road,
Wanchai, Hong Kong
(Address of Principal Executive Offices)		(Zip Code)

(852) 2833-2186
Registrant's Telephone Number, Including Area Code

_________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement; Item 5.02. Departure of Directors or
Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 27, 2006 the board of directors of TEDA Travel Group Inc., (“the Company”), appointed Daniel Kuen Kwok So as the Managing Director of the Company and Stanley Chu as the General Manager of the Company.

Daniel Kuen Kwok So has been a Director of the Company since December 28, 2005. Mr. So started his career in China in the early 1980s when the country just began her economic reforms. His career spans a very diverse area of interests covering semiconductor, electronics, computer manufacturing, computer applications, software and system development, telecommunication, datacom, medical and health, retail and property development. He was the CEO of Wangfujing Plaza and ChangAn Wangfujing Building in Beijing which are significant development in the heart of Beijing, as well as the Vice Chairman and founder of the Chess Technology Group. Mr. So holds a zoology degree from the Washington State University.

Mr. So is party to an employment agreement with our subsidiary NCN Group Management Limited (formerly Teda Hotels Management Limited) dated June 27, 2006, whereby Mr. So serves as the Managing Director of such subsidiary. The agreement does not contain a definitive termination date and is terminable by NCN Group Management Limited on one month’s notice. Mr. So is entitled to a monthly salary of HK$50,000 and is eligible for an annual bonus of HK$250,000 after completion of one calendar year of service. Such bonus will be paid on a pro-rata basis for the first calendar year from the date of employment till the end of the last day of that calendar year. Mr. So is also eligible to receive 200,000 shares of common stock of the Company following each of his first two full years of employment.

Stanley Chu joined Teda Travel Group Inc. in May 2006 as Director. Mr Chu graduated from the University of San Francisco with a Bachelor of Science Degree in International Business. Mr Chu started working in commercial banks in San Francisco before returning to Asia. In 2004, Mr Chu joined the Librett Group in Beijing as Vice President in Business Development. He was responsible for identifying profitable projects, bringing in investors/funds to potential projects, maximizing investors’ return by implementing dynamic business strategies and acquiring companies or projects with outstanding growth potential. During the time in Beijing, Mr Chu was involved in many potential investment projects throughout China including: real estate projects; retail operation & franchising; food & beverage & franchising; and brand building & value adding consultation services in funding & investment banking.

Mr. Chu is also party to an employment agreement with our subsidiary NCN Group Management Limited (formerly Teda Hotels Management Limited) dated June 27, 2006, whereby Mr. Chu serves as the General Manager of such subsidiary. The agreement does not contain a definitive termination date and is terminable by NCN Group Management Limited on one month’s notice. Mr. Chu is entitled to a monthly salary of HK$35,000 and is eligible for an annual bonus of HK$100,000 after completion of one calendar year of service. Such bonus will be paid on a pro-rata basis for the first calendar year from the date of employment till the end of the last day of that calendar year. Mr. Chu is also eligible to receive 100,000 shares of common stock of the Company following each of his first two full years of employment.

There are no transactions during the last two years, or proposed transactions, to which the Company was or is a party, in which Mr. So or Mr. Chu had or is to have a direct or indirect material interest in excess of $60,000.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

TEDA TRAVEL GROUP INC.

Date: June 28, 2006	By:	/s/ Daley Mok
Daley Mok
Chief Financial Officer